AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 2003
                                                       REGISTRATION NO. 333-____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                       ) Under The Securities Act of 1933

                         PATRIOT SCIENTIFIC CORPORATION
               (Exact name of Registrant as specified in charter)

          DELAWARE                                     84-1070278
 (State or other jurisdiction                        (IRS Employer
of incorporation or organization)                Identification Number)

            10989 VIA FRONTERA                   LOWELL W. GIFFHORN, SECRETARY
        SAN DIEGO, CALIFORNIA 92127                    10989 VIA FRONTERA
              (858) 674-5000                      SAN DIEGO, CALIFORNIA 92127
    (Address and telephone number of                   (858) 674-5000
 registrant's principal executive offices    (Name, address and telephone number
    and principal place of business)                   of agent for service)

                             2003 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                WITH COPIES TO:
                             OTTO E. SORENSEN, ESQ.
             LUCE, FORWARD, HAMILTON & SCRIPPS LLP, ATTORNEYS AT LAW
              600 WEST BROADWAY, #2600, SAN DIEGO, CALIFORNIA 92101
                                 (619) 236-1414

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: X

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
        Title of                   Amount             Proposed                Proposed               Amount of
       Each Class                                      Maximum                Maximum
     of Securities                 Being           Offering Price            Aggregate             Registration
    Being Registered             Registered           Per Share          Offering Price (2)           Fee (3)
========================= ==== =============== == ================== == ===================== === ================ ==
Common Stock (1)                 6,000,000              $0.043                $258,000                  $22.96

========================= ==== =============== == ================== == ===================== === ================ ==

(1) The securities registered hereunder are shares of the registrant's common stock, $.0001 par value, subject to issuance upon the exercise of stock options granted under the registrant's 2003 Stock Option Plan, and includes additional shares of common stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 2003 Stock Option Plan pursuant to Rules 416 and 457 under the Securities Act of 1933.

(2)      Estimated for purpose of calculating the registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as quoted on the OTC Electronic Bulletin Board.



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




                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Patriot Scientific Corporation (the "Company") relating to 6,000,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), issuable to employees, directors and consultants of the Company under the 2003 Stock Option Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

I.       ITEM PLAN INFORMATION.*

II.      ITEM REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated  by  reference  in  this
registration statement of Patriot Scientific Corporation, a Delaware corporation ("Company"), and in the related Section 10(a) prospectus:

         (a) The Company's annual report on Form 10-K for the fiscal year ended May 31, 2003;

         (b) Item 11 (Description of Securities) contained in registration statement on Form 8-A of the Company, SEC file No. 0-22182.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold and which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Pursuant to Article NINTH of the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 9. UNDERTAKINGS. The undersigned registrant hereby undertakes:

         1. (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (c)  to   remove   from  registration by  means  of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.


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

         2. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.




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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the date below.

  DATED:  September 4, 2003
                                            PATRIOT SCIENTIFIC CORPORATION

                                            By /s/ LOWELL W. GIFFHORN
                                               -------------------------
                                                  LOWELL W. GIFFHORN, EXEC. V.P.
                                                    & CHIEF FINANCIAL OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

               Signature                               Title                                  Date

               /s/DONALD R. BERNIER               Chairman of the Board and Director      9/4/03
               --------------------
               DONALD R. BERNIER


               /s/ LOWELL W. GIFFHORN             Director, Principal Financial Officer   9/4/03
               ----------------------             and Principal Accounting Officer
               LOWELL W. GIFFHORN


               /s/ DAVID H. POHL                  Director                                9/4/03
               -----------------
               DAVID H. POHL


               /s/ CARLTON JOHNSON                Director                                9/4/03
               -------------------
               CARLTON JOHNSON


               /s/ HELMUT FALK, JR.               Director                                9/4/03
               --------------------
               HELMUT FALK, JR.


               /s/ GLORIA FELCYN                  Director                                9/4/03
               -----------------
               GLORIA FELCYN


               /s/ JEFFREY E. WALLIN              President and Chief Executive           9/4/03
               ---------------------              Officer
               JEFFREY E. WALLIN



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








                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933



                                    EXHIBITS


                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)


                                  EXHIBIT INDEX
         The following exhibits are included as part of this registration statement. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.

   4.27       2003 Stock Option Plan of the Company dated July 2, 2003

   5.4        Opinion of Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law

  23.1        Consent of Nation Smith Hermes Diamond, LLP

  23.2        Consent of BDO Seidman, LLP

  23.3        Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
                Exhibit 5.4 hereto)

  99.8        Form of Incentive Stock Option Agreement to the Company's 2003
                Stock Option Plan

  99.9        Form of Non-Qualified Stock Option Agreement to the Company's 2003
                Stock Option Plan






                                      EX-1